[WEINBERG AND GREEN LETTERHEAD]


                                 (301) 332-8744

                                 April 20, 1982


Legg Mason Value Trust, Inc.
7 East Redwood Street
Baltimore, Maryland 21203

Dear Sirs:

         Legg Mason Value Trust, Inc. is a corporation organized under the laws of the State of Maryland on January 20, 1982, and having its principal place of business in Baltimore, Maryland.

         We have examined the incorporation papers and the minutes of meetings of the Board of Directors relating to the authorization and issue of capital stock.

         We are of the opinion that all legal requirements have been complied with pursuant to the corporation law of the State of Maryland in the organization of Legg Mason Value Trust, Inc., and that it is now a validly existing corporation. We are of the opinion that the shares, of a par value of $.001 each, and that all corporate action necessary for the issue of the shares currently being registered under the Securities Act of 1933 has been taken.

         We are of the opinion that an unlimited number of unissued shares which are currently being registered under the Securities Act of 1933 may be legally and validly issued from time to time in accordance with the corporation's Articles of Incorporation and Bylaws, as amended, and subject to compliance with the Securities Act of 1933, the Investment Company Act of 1940, and applicable state laws regulating the sale of securities. We are further of the opinion that when so issued, such shares will be fully paid and non-assessable.

                                                Very truly yours,

                                                WEINBERG AND GREEN

                                                By: /s/ Richard J. Himelfarb
                                                Richard J. Himelfarb, Partner